                                                            EXHIBIT 10(o)(vii)



           FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT
                          (Australia and New Zealand)


This First Amendment to Amended and Restated License Agreement is dated as of June 1, 2000, between RadioShack Corporation (formerly Tandy Corporation) ("RadioShack") and InterTAN Australia Ltd. ("ITA").

WHEREAS, RadioShack and ITA entered into that certain Amended and Restated License Agreement on January 25, 1999 (the "Agreement");

WHEREAS, RadioShack has adopted, used, and owns TANDY ELECTRONICS as a trade name and service mark in Australia and New Zealand in connection with the operation of retail store services dealing primarily in electronic products and computers and distribution of catalogs in Australia and New Zealand; and

WHEREAS, ITA wishes to also use TANDY, as well as TANDY ELECTRONICS, as a trade name and service mark for the operation of ITA owned (or managed) or ITA franchised retail stores in Australia and New Zealand dealing primarily in electronic products and related services including catalog, mail order and repair services in Australia and New Zealand. A copy of the proposed TANDY trade name logo is attached as Exhibit "A".

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. A new provision, designated as paragraph 1A., shall be added to the Agreement immediately following paragraph 1 thereof, and shall be as follows:

"RadioShack grants an exclusive nonassignable license to ITA, provided ITA is duly appointed a registered user if so required by applicable law, to use, and to grant sub-licenses to others as herein provided to use, TANDY as a trade name and service mark in Australia and New Zealand in connection with the operation of ITA owned or ITA franchised retail stores dealing primarily in electronic products and related services including catalog, mail order and repair services rendered in such stores in Australia and New Zealand, such use being subject to royalties payable in accordance with paragraph 5 hereof."

2. Every reference in the Agreement to Tandy Corporation shall be deemed to be a reference to RadioShack Corporation.

3. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


                                   RADIOSHACK CORPORATION


                                   By:     /s/ Mark C. Hill
                                           ----------------
                                   Title:  Senior Vice President, Corporate
                                           Secretary and General Counsel

                                   INTERTAN AUSTRALIA LTD.

                                   By:    /s/ James G. Gingerich
                                          ----------------------
                                   Title:   Vice President